                                                                    EXHIBIT 3.18

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             FELT PRODUCTS MFG. CO.

            Felt Products Mfg. Co. (the "Corporation"), which filed its original Certificate of Incorporation with the Secretary of State of Delaware on December 13, 1965 and exists under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that this Restated Certificate of Incorporation restates and further amends the provisions of the Corporation's Certificate of Incorporation, as heretofore amended or supplemented, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE ONE

      The name of the Corporation is Felt Products Mfg. Co.

                                   ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

                                  ARTICLE THREE

      The nature of the Corporation's business is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

      Section 4.01. Authorized Capital Stock. (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is 350,330, divided into six (6) classes. Each share of each class has a par value of $.01. The designation of each class and the number of shares of each class which the Corporation is authorized to issue are as follows:
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                                                                  NUMBER OF
              CLASS                                           AUTHORIZED SHARES
              -----                                           -----------------

Class A 10% Cumulative Preferred Stock                                5,000
("Class A Preferred Stock")

Class B 10% Cumulative Preferred Stock                               75,000
("Class B Preferred Stock")

Class A 6.5% Cumulative and                                          10,000
Participating Preferred Stock
("Class A Participating Preferred Stock")

Class B 6.5% Cumulative and                                         125,000
Participating Preferred Stock
("Class B Participating Preferred Stock")

Voting Preferred Stock ("Voting                                      10,330
Preferred Stock")

Common Stock ("Common Stock")                                       125,000

The Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock, Class B Participating Preferred Stock and Voting Preferred Stock are hereinafter referred to collectively as the "Preferred Stock".

(b) The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are hereinafter set forth.

      Section 4.02. Dividends. (a) Subject to the conditions hereinafter set forth, each year the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, the dividends provided for in Subsections 4.02(c)(i), (ii), (iii), (iv) and (v) below, if and when declared by the Board of Directors. Except for the participating dividends of the Class A Participating Preferred Stock and the Class B Participating Preferred Stock and the non-cumulative dividends of the Voting Preferred Stock, all dividends on Preferred Stock shall be cumulative and shall accumulate from the date of issuance of the Preferred Stock, whether or not funds for such dividends shall have been earned, or such dividends shall have been declared or there are or were any assets of the Corporation legally available therefor. Dividends payable on Preferred Stock for any period less than a full year shall be computed pro rata on the basis of a 360-day year consisting of twelve 30-day months.


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(b) For the purpose of determining the manner in which dividends paid by the
Corporation should be allocated among the Corporation's six classes of stock, based on the preferences described herein, the Corporation will be deemed to have paid on January 1 of each year to the holders of Class A Preferred Stock and Class A Participating Preferred Stock an amount per share equal to the net earnings per share of Unity Sales Corp., an Illinois corporation ("Unity"), for the 12-month period ending on December 31 of the immediately preceding calendar year. The term "net earnings per share," as used herein, shall mean the net earnings per share of Unity, for federal income tax purposes, as determined by Unity's regularly employed accountants in accordance with generally accepted accounting principles consistently applied. This deemed annual dividend payment from the Corporation is hereinafter referred to as the "Unity Offset," and it shall be treated as a payment of First Level Preference Dividends, Second Level Preference Dividends and Third Level Preference Dividends, as hereinafter defined, to the Class A Preferred Stock and the Class A Participating Preferred Stock, in the same order that those dividends would be paid if the Corporation had, in fact, made such a distribution to each share of Class A Preferred Stock and Class A Participating Preferred Stock on January 1 of such year, and if on said date each share of Class A Preferred Stock and Class A Participating Preferred Stock had accrued and unpaid dividends thereon for the entire year in which such distribution is deemed made, notwithstanding the provision above that dividends payable on Preferred Stock for any period less than a full year shall be computed pro rata. The Unity Offset shall occur irrespective of whether the holders of Class A Preferred Stock or Class A Participating Preferred Stock shall have received or be entitled to receive any dividends as shareholders of Unity.

(c) (i) Each year, each holder of Class A Preferred Stock shall be entitled to receive cumulative preferred dividends in cash at the rate of one thousand dollars ($1,000) per share and no more;

      (ii) Each year, each holder of Class B Preferred Stock shall be entitled to receive cumulative preferred dividends in cash at the rate of ten dollars ($10) per share and no more;

      (iii) Each year, each holder of Class A Participating Preferred Stock shall be entitled to receive (1) cumulative preferred dividends in cash at the rate of four hundred twenty-two dollars fifty cents ($422.50) per share, and (2) noncumulative participating dividends as provided in Subsection 4.02(g).


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      (iv) Each year, each holder of Class B Participating Preferred Stock shall be entitled to receive (1) cumulative preferred dividends in cash at the rate of six dollars fifty cents ($6.50) per share, and (2) noncumulative participating dividends as provided in Subsection 4.02(g).

      (v) Each year, each holder of Voting Preferred Stock shall be entitled to receive noncumulative preferred dividends in cash at the rate of ten cents ($.10) per share and no more.

(d) Subject to the qualifications set forth in this Section 4.02, with respect to each year, all dividends on Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock shall be paid or set apart for payment in the following order of preference:

      (i) Dividends of six hundred twenty-five dollars ($625.00) per share and six dollars twenty-five cents ($6.25) per share (or, in the case of a dividend with respect to the current year, the entire accrued and unpaid dividend from January 1 of that year through the applicable Record Date, as hereinafter defined, if such accrued and unpaid dividend is less than $625 or $6.25, respectively) shall be paid to or set apart for the holders of Class A Preferred Stock and Class B Preferred Stock, respectively (the "First Level Preference Dividends"), before any other dividends, with respect to said year, shall be paid to or set apart for the holders of any other class of stock of the Corporation. First Level Preference Dividends, when paid to or set apart for the holders of Class A Preferred Stock and Class B Preferred Stock, shall be applied against accrued and unpaid First Level Preference Dividends in the order in which they accrued, that is to say, such First Level Preference Dividends shall be applied against the earliest year with respect to which there are any accrued and unpaid First Level Preference Dividends. No First Level Preference Dividends shall be paid to or set apart for the holders of Class A Preferred Stock or Class B Preferred Stock, with respect to any year, unless and until, with respect to each preceding year after the issuance of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock or Class B Participating Preferred Stock, all First Level Preference Dividends and Second Level Preference Dividends (as hereinafter defined) shall have been paid in full or funds sufficient for the payment thereof set apart.

      (ii) Subject to the prior payment of the First Level Preference Dividends, dividends of three hundred forty-one dollars twenty-five cents ($341.25) per share and five dollars twenty-five cents ($5.25) per share (or, in the case of a dividend with respect to the current year, the entire accrued and unpaid


                                      -4-
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dividend from January 1 of that year through the applicable Record Date, as hereinafter defined, if such accrued and unpaid dividend is less than $341.25 or $5.25, respectively) shall be paid to or set apart for the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock, respectively (the "Second Level Preference Dividends"), before any other dividends, with respect to said year, shall be paid to or set apart for the holders of any other class of stock of the Corporation. Second Level Preference Dividends, when paid to or set apart for the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock, shall be applied against accrued and unpaid Second Level Preference Dividends in the order in which they accrued, that is to say, such Second Level Preference Dividends shall be applied against the earlier year with respect to which there are any accrued and unpaid Second Level Preference Dividends.

      (iii) At such time as all First Level Preference Dividends and Second Level Preference Dividends have been paid to or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to each year after the issuance of such stock, any additional dividends paid or set apart by the Corporation at such time shall be paid to or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, until, with respect to each year after the issuance of such stock, such holders receive their full preferred dividends of one thousand dollars ($1,000) per share, ten dollars ($10) per share, four hundred twenty-two dollars fifty cents ($422.50) per share, and six dollars fifty cents ($6.50) per share, respectively (the "Third Level Preference Dividends"), or in the case of a dividend with respect to the current year, the entire accrued and unpaid dividend from January 1 of that year through the applicable Record Date, as hereinafter defined. Third Level Preference Dividends, when paid or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, shall be applied against accrued and unpaid Third Level Preference Dividends in the order in which they accrued, that is to say, such Third Level Preference Dividends shall be applied against the earliest year with respect to which there are any accrued and unpaid Third Level Preference Dividends.

(e) First Level Preference Dividends paid to or set apart for the holders of Class A Preferred Stock and Class B Preferred Stock shall be distributed ratably among such holders so that the amounts of any dividends paid, or set apart for payment, on each share of Class A Preferred Stock and Class B Preferred Stock shall bear to each other the ratio of 100 to 1; provided, however, that if any First Level Preference Dividends for any year shall be deemed to have been paid to the Class A Preferred Stock by reason of the Unity Offset, any additional First Level Preference Dividends with respect to said year shall be paid to or set apart solely for the holders of Class B Preferred Stock until such time as the ratio of First Level Preference Dividends paid or set apart for each share of Class A Preferred Stock and Class B Preferred Stock, with respect to said year, is 100 to 1. Second Level Preference Dividends paid to or set apart for the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock shall be distributed ratably among such holders so that the amounts of any dividends paid or set apart for each share of Class A Participating Preferred Stock and Class B Participating Preferred Stock shall bear to each other the ratio of 65 to 1; provided, however, that if any Second Level Preference Dividends for any year shall be deemed to have been paid to the Class A Participating Preferred Stock by reason of the Unity Offset, any additional Second Level Preference Dividends with respect to said year shall be paid to or set apart solely for the holders of Class B Participating Preferred Stock, until such time as the ratio of Second Level Preference Dividends paid or set apart for each share of Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to said year, is 65 to 1. Third Level Preference Dividends paid to or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to any year, shall be paid or set apart as follows:

      (i) The Corporation shall first determine, with respect to said year, the ratio of (1) the total of Third Level Preference Dividends which would be paid to or set apart for the holders of Class A Preferred Stock and Class B Preferred Stock as a single class (collectively, the "A & B Preferred Stock"), if the Unity Offset was not taken into consideration, to (2) the total of Third Level Preference Dividends which would be paid to or set apart for the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock as a single class (collectively, the "A & B Participating Stock"), if the Unity Offset was not taken into consideration. Said ratio shall hereinafter be referred to as the "Preferred/Participating Ratio Without the Unity Offset."

      (ii) If with respect to any year, the class A Participating Preferred Stock shall be deemed to have received any Third Level Preference Dividends with respect to that


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

            year as a result of the Unity Offset, then Third Level Preference Dividends shall then be paid to or set apart solely for the holders of the A & B Preferred Stock until such time as the ratio of (1) the total of Third Level Preference Dividends paid to or set apart for the holders of the A & B Preferred Stock (taking into consideration the Unity Offset) to (2) the total of Third Level Preference Dividends paid to or set apart for the holders of the A & B Participating Stock (taking into consideration the Unity Offset), is equal to the Preferred/Participating Ratio Without the Unity Offset. Such Third Level Preference Dividends shall be paid to or set apart solely for the holders of Class B Preferred Stock until such time as the ratio of Third Level Preference Dividends paid or set apart for each share of Class A Preferred Stock and Class B Preferred Stock, with respect to said year, is 100 to 1. Thereafter, all Third Level Preference Dividends paid to or set apart for the holders of the A & B Preferred Stock, with respect to said year, shall be distributed ratably among the holders of Class A Preferred Stock and Class B Preferred Stock so that the amount of such dividends paid, or set apart for payment, on the shares of Class A Preferred Stock and Class B Preferred Stock shall bear to each other the ratio of 100 to 1.

      (iii) After the portion of the Third Level Preference Dividends provided for in Subsection 4.02(e)(ii) shall have been paid in full, or amounts sufficient for the payment thereof set apart, or if no Third Level Preference Dividends needs to be paid or set apart pursuant to Subsection 4.02(e)(ii), any Third Level Preference Dividends, or any additional Third Level Preference Dividends, as the case may be, shall be distributed between the holders of A & B Preferred Stock and the holders of A & B Participating Stock in a ratio equal to Preferred/Participating Ratio Without the Unity Offset.

            (1) All such dividends allocated to the A & B Preferred Stock shall be paid to or set apart solely for the holders of Class B Preferred Stock until such time as the ratio of Third Level Preference Dividends paid or set apart for each share of Class A Preferred Stock and Class B Preferred Stock, with respect to said year, is 100 to 1. Thereafter, all Third Level Preference Dividends paid to or set apart for the holders of A & B Preferred Stock shall be distributed ratably among the holders of


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                  Class A Preferred Stock and Class B Preferred Stock so that the amount of such dividends paid, or set apart for payment, on the shares of Class A Preferred Stock and Class B Preferred Stock shall bear to each other the ratio of 100 to 1.

            (2) All such dividends allocated to the A & B Participating Stock shall be paid to or set apart solely for the holders of Class B Participating Preferred Stock until such time as the ratio of Third Level Preference Dividends paid or set apart for each share of Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to said year, is 65 to 1. Thereafter, all Third Level Preference Dividends paid to or set apart for the holders of A & B Participating Stock shall be distributed ratably among the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock so that the amount of such dividends paid, or set apart for payment, on the shares of Class A Participating Preferred Stock and Class B Participating Preferred Stock shall bear to each other the ratio of 65 to 1.

(f) After all First, Second and Third Level Preference Dividends shall have been paid to or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to each year after the issuance of such stock, a noncumulative dividend at the annual rate of $.10 per share (the "Fourth Level Preference Dividends") shall be paid to or set apart for the holders of Voting Preferred Stock, before the dividends referred to in Subsection 4.02(g) shall be paid to or set apart for the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock and Common Stock.

(g) After all First, Second and Third Level Preference Dividends shall have been paid to or set apart for the holders of Class A Preferred Stock, Class B Preferred Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, with respect to each year after the issuance of such stock, and the Fourth Level Preference Dividends provided for in Subsection 4.02(f) shall have been paid to or set apart for the holders of Voting Preferred Stock, any additional dividends shall be paid to or set apart for the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock and Common Stock, in the following proportions. The holders of the Class A Participating Preferred Stock shall be entitled to receive or have set apart for payment an amount per share equal to 419.88% of the


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amount per share paid to or set apart for the holders of the Common Stock, and the holders of the Class B Participating Preferred Stock shall be entitled to receive or have set apart for payment an amount per share equal to 6.46% of the amount per share paid to or set apart for the holders of the Common Stock. The amount per share paid to or set apart for the holders of the Common Stock shall be determined by dividing the total dividend to be paid or set apart for the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock and Common Stock, pursuant to this Subsection 4.02(g), by the sum of the amounts set forth in Subsections 4.02(g)(i), (ii) and (iii) below.

      (i) the number of then outstanding shares of Common Stock;

      (ii) the number of then outstanding shares of Class A Participating Preferred Stock multiplied by 4.1988; and

      (iii) the number of then outstanding shares of Class B Participating Preferred Stock multiplied by .0646.

(h) All dividends on the Corporation's stock shall be paid to the holders of record of such stock at the close of business on the date specified by the Board of Directors (the "Record Date") at the time such dividend is declared. All allocations of dividends pursuant to the preferences and formulas set forth in this Section 4.02 shall be as of the Record Date.

(i) All dividends paid on any class of stock of the Corporation shall be paid ratably to the holders of such class in direct proportion to the number of shares of such class held by each holder, and each fractional share of each class of stock of the Corporation shall be entitled to a ratably proportionate amount of all dividends paid on each outstanding share of such class.

      Section 4.03. Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation available for distribution to the Corporation's stockholders shall be distributed in the manner hereinafter set forth.

(b) The holders of Class A Preferred Stock and Class B Preferred Stock shall be entitled to receive base liquidation values of ten thousand dollars ($10,000) per share and one hundred dollars ($100) per share, respectively, in addition to an amount equal to all accrued but unpaid dividends thereon, before any distributions shall be made to the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock, Voting Preferred Stock or Common Stock. If the assets of the Corporation available for distribution to the stockholders are insufficient to pay in full the amounts provided hereunder for the holders of the Class A Preferred Stock and Class B Preferred Stock, all amounts paid hereunder to the holders of Class A Preferred Stock and Class B Preferred Stock shall be distributed ratably among such holders so that the amounts of any such distributions on the shares of Class A Preferred Stock and Class B Preferred Stock shall bear to each other the ratio of 100 to 1; provided, however, that if the ratio of the distributions to be paid to or set apart for the holders of shares of Class A Preferred Stock and Class B Preferred Stock is less than 100 to 1 because dividends shall have been deemed paid to the holders of Class A Preferred Stock by reason of the Unity Offset, all distributions pursuant to this subsection shall first be paid to or set apart for the holders of Class B Preferred Stock until such time as the ratio of the remaining unpaid distributions to be paid to or set apart for the holders of shares of Class A Preferred Stock and Class B Preferred Stock is 100 to 1.

(c) After the amounts payable to the holders of Class A Preferred Stock and Class B Preferred Stock pursuant to Subsection 4.03(b) shall have been paid in full, or amounts sufficient for the payment thereof set apart, the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock shall be entitled to receive base liquidation values of six thousand five hundred dollars ($6,500) per share and one hundred dollars ($100) per share, respectively, in addition to an amount equal to all accrued but unpaid dividends thereon, before any distributions shall be made to the holders of Voting Preferred Stock or Common Stock. If the assets of the Corporation available for distribution to the Class A Participating Preferred Stock and Class B Participating Preferred Stock pursuant to this subsection are insufficient to pay the full amounts provided hereunder for the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock, all distributions made to the holders of Class A Participating Preferred Stock and Class B Participating Preferred Stock hereunder shall be distributed ratably among such holders so that the amounts of such distributions shall bear to each other the ratio of 65 to 1; provided, however, that if the ratio of distributions to be paid to or set apart for the holders of shares of Class A Participating Preferred Stock and Class B Participating Preferred Stock is less than 65 to 1 because dividends shall have been deemed paid to the holders of Class A Participating Preferred Stock by reason of the Unity Offset, all distributions pursuant to this subsection shall first be paid to or set apart for the holders of Class B Participating Preferred Stock until such time as the ratio of the remaining unpaid distributions to be paid to or set apart for the holders of shares of Class A Participating Preferred Stock and Class B Participating Preferred Stock is 65 to 1.


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(d) After the amounts payable to the holders of Class A Participating Preferred
Stock and Class B Participating Preferred Stock pursuant to Subsection 4.03(c) shall have been paid in full, or amounts sufficient for the payment thereof set apart, the holders of Voting Preferred Stock shall be entitled to receive a base liquidation value of one dollar ($1) per share in addition to any declared and unpaid dividend thereon, before any distributions shall be made to the holders of Common Stock, Class A Participating Preferred Stock and Class B Participating Preferred Stock, pursuant to Subsection 4.03(e). If the assets of the Corporation available for distribution to the Voting Preferred Stock are insufficient to pay the full amount provided hereunder for the holders of Voting Preferred Stock, all distributions made to the holders of Voting Preferred Stock hereunder shall be distributed ratably among such holders in direct proportion to the number of shares held by each such holder.

(e) After the amounts payable to the holders of Voting Preferred Stock pursuant to Subsection 4.03(d) shall have been paid in full, or amounts sufficient for the payment thereof set apart, the remaining assets of the Corporation available for distribution to the Corporation's stockholders shall be distributed to the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock and Common Stock, in the following proportions. The holders of the Class A Participating Preferred Stock shall be entitled to receive an amount per share equal to 419.88% of the amount per share distributed to the holders of the Common Stock, and the holders of the Class B Participating Preferred Stock shall be entitled to receive an amount per share equal to 6.46% of the amount per share distributed to the holders of the Common Stock. The amount per share distributed to the holders of the Common Stock shall be determined by dividing an amount equal to the remaining assets of the Corporation available for distribution to the holders of Class A Participating Preferred Stock, Class B Participating Preferred Stock and Common Stock, pursuant to this Subsection 4.03(e), by the sum of the amounts set forth in Subsections 4.03(e)(i), (ii) and
(iii) below.

      (i) The number of then outstanding shares of Common Stock;

      (ii) The number of then outstanding shares of Class A Participating Preferred Stock multiplied by 4.1988; and

      (iii) The number of then outstanding shares of Class B Participating Preferred Stock multiplied by .0646.

(f) All distributions made on any class of stock of the Corporation pursuant to this Subsection 4.03 shall be made ratably to the holders of such class in direct proportion to the number of shares of such class held by each holder, and each fractional share of each class of stock of the Corporation shall be entitled to a ratably proportionate amount of all distributions made on each outstanding share of such class.

      Section 4.04 Voting. Except as otherwise provided by law, the holder of each outstanding share of Voting Preferred Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, and no holder of any other class of stock of the Corporation shall have any voting rights in respect of the shares of such other class of stock held by such holder; provided, however, that at each election of directors of the Corporation, each holder of Voting Preferred Stock shall be entitled to the number of votes determined by multiplying the number of shares of Voting Preferred Stock held by such holder by the number of directors to be elected at such election of directors, and at such election of directors, each holder of Voting Preferred Stock shall be entitled to cast the votes to which such holder is entitled for a single director, or between or among any two or more directors, as such holder of Voting Preferred Stock may see fit.

      Section 4.05. Preemptive Rights. No stockholder shall by reason of his holding shares of any class of the Corporation's stock have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation's stock, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of the Corporation's stock, now or hereafter to be authorized, whether or not the issuance of any such shares, notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant and at such prices as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation's stock, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                  ARTICLE FIVE

      The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for gross, wanton or willful negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

                                   ARTICLE SIX

      The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN

      The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                  ARTICLE EIGHT

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      To make, alter or repeal the by-laws of the Corporation.

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

      To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      When and as authorized by the affirmative vote of the holders of a majority of the Voting Preferred Stock issued and outstanding, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the Voting Preferred Stock issued and outstanding, (a) to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation, or (b) to equitably amend or modify the Plan of Recapitalization (adopted by the stockholders on September 30, 1985) if and to the extent necessary to implement the purposes of said Plan of Recapitalization.

                                  ARTICLE NINE

      In the absence of fraud, no contract or other transaction between this Corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

                                   ARTICLE TEN

      Meetings of the stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

                                 ARTICLE ELEVEN

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorpo-ration, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, said Felt Products Mfg. Co. has caused this Restated Certificate of Incorporation to be signed by L.C. Weinberg, its President, and
E. Lehman, its assistant secretary, this 30th day of September, 1985.

                                          FELT PRODUCTS MFG. CO.


                                          /s/ L.C. Weinberg
                                          ---------------------------------
                                          President

ATTEST:


/s/ Elliot Lehman
---------------------------------
________________, Assistant
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             FELT PRODUCTS MFG. CO.

FELT PRODUCTS MFG. CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

      1. In accordance with the provisions of Section 242 of the Act, an amendment to the Restated Certificate of Incorporation of this Corporation has been duly adopted by the holders of a majority of the outstanding stock of each class of this Corporation entitled to vote thereon as a class and by the Board of Directors of this Corporation by written consent in accordance with Sections 228(a) and 141(f), respectively, of the Act.

      2. Said amendment amends Article Four of the Restated Certificate of Incorporation so that, as amended, said Article Four, in its entirety, shall read as follows:

                  The total number of shares of stock which the Corporation is authorized to issue is 200,100 shares, consisting of 100 shares of Voting Common Stock, par value $.01 per share, and 200,000 shares of Non-Voting Common Stock, par value $.01 per share. The designations, preferences, qualifications, limitations, restrictions and special or relative rights of the Voting Common Stock and the Non-Voting Common Stock shall be as follows:

                  (a) Voting Rights. Each share of Voting Common Stock shall be entitled to one (1) vote on all corporate matters upon which stockholders of the corporation are entitled to vote. Each fractional share of Voting Common Stock shall have a vote equal to its corresponding percentage of one share, and each voting requirement for a majority or other proportion of the outstanding voting stock of the Corporation shall require majority or other applicable proportion of the votes of such stock. The holders of Voting Common Stock shall have and possess the exclusive voting rights and powers, and the holders of Non-Voting Common Stock shall not be entitled to vote upon the election of directors or in respect of any other matters whatsoever, except as otherwise required by law.

                  (b) Other. Except as hereinabove provided, the holders of
            Voting Common Stock and Non-Voting Common Stock shall participate equally, share and share alike, in the payment of any dividends of the corporation and in the distribution of assets in the event of liquidation of the corporation, whether voluntary or involuntary, after the payment of all debts of the corporation, and in all other respects shall be treated alike and shall have the same rights, privileges and powers, and shall be subject to the same qualifications, limitations, and restrictions.

                        Upon this amendment becoming effective, each share of
            the existing Class A 10% Cumulative Preferred Stock, Class B 10% Cumulative Preferred Stock, Class A 6.5% Cumulative and Participating Preferred Stock, Class B 6.5% Cumulative and Participating Preferred Stock, Voting Preferred Stock and Common Stock of the Corporation, each par value $.01 per share, then issued and outstanding (collectively, the "Existing Stock") shall be automatically convened into the following number of shares of the Voting Common Stock or Non-Voting Common Stock, as the case may be (collectively, the "New Stock"), without further action on the part of the holder thereof:

                                               Number and Class of Shares of New
                                               Stock into which each Share of
                                               Existing Stock is to be Converted
                                               ---------------------------------

Class of Existing Stock                        Number        Class
-----------------------                        ------        -----

Class A 10% Cumulative Preferred Stock         7.204177668   Non-Voting
                                                             Common Stock

Class B 10% Cumulative Preferred Stock         0.072006975   Non-Voting
                                                             Common Stock

Class A 6.5% Cumulative and Participating      7.490904089   Non-Voting
Preferred Stock                                              Common Stock

Class B 6.5% Cumulative and Participating      0.115247885   Non-Voting
Preferred Stock                                              Common Stock

Voting Preferred Stock                         0.000305125   Voting Common
                                                             Stock

Common Stock                                   1.000000000   Non-Voting
                                                             Common Stock

      3. Said amendment shall be effective as of the close of business on December 29, 1996 (the "Effective Date").

      IN WITNESS WHEREOF, FELT PRODUCTS MFG. CO. has caused this Certificate of Amendment to be signed to this 26th day of December, 1996.

                                             FELT PRODUCTS MFG. CO.


                                             By: /s/ Pamela Forbes Lieberman
                                                --------------------------------
                                                Name: Pamela Forbes Lieberman
                                                     ---------------------------
                                                Title: Vice President Finance
                                                      --------------------------